10


                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


     Filed by the Registrant [ X ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

                                WCM CAPITAL, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies: ___________

2)   Aggregate number of securities to which transaction applies: ______________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $ ____________________________

4)   Proposed maximum aggregate value of transaction: __________________________

5)   Total fee paid: ___________________________________________________________

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: ______________________________________________

     (2)  Form, Schedule or Registration Statement No.: ________________________

     (3)  Filing Party: ________________________________________________________

     (4)  Date Filed: __________________________________________________________

                                                                PRELIMINARY COPY


                                WCM CAPITAL, INC.
                                76 Beaver Street
                                    Suite 500
                             New York, NY 10005-3402
                            Telephone (212) 344-2828

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                      To Be Held Monday, December 13, 1999

     An Special Meeting of Stockholders of WCM Capital, Inc., a Delaware corporation (the "Company") will be held at the Holiday Inn, South San Francisco Airport North, 275 South Airport Blvd., South San Francisco, Ca. 94080, on December 13, 1999 at 9:00 a.m., for the following purposes:

     (1) To reverse split the outstanding shares of the Company's Common Stock on a one-for-three basis so that the 3,955,169 shares of the Company's Common Stock outstanding prior to the reverse split will become approximately 1,318,390 shares of the Company's Common Stock following the reverse split; all fractional shares being rounded up to the next nearest whole share;

     (2) To amend the Company's Certificate of Incorporation to: (a) reduce the number of authorized shares of Common Stock from 100,000,000 to 40,000,000; and
(b) effect the reverse split the outstanding shares of the Company's Common Stock on a one-for-three basis so that the 3,955,169 shares of the Company's Common Stock outstanding prior to the reverse split will become approximately 1,318,390 shares of the Company's Common Stock following the reverse split; all fractional shares being rounded up to the next nearest whole share; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the Company's common stock, par value $0.01 per share (the "Common Stock"), of record on November 1, 1999 are entitled to notice of, and to vote at, the meeting or any adjournment thereof. At November 1, 1999, the record date for determination of stockholders entitled to vote at the meeting or any adjournments thereof, 3,955,169 shares of Common Stock were issued and outstanding.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM. THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

                                            By Order of the Board of Directors,


New York, New York
November 9, 1999                            /s/ Richard Brannon
                                            -------------------------------
                                            Richard Brannon, Secretary

                                                                PRELIMINARY COPY

                                WCM CAPITAL, INC.

                             -----------------------

                         SPECIAL MEETING OF STOCKHOLDERS
                            Monday, December 13, 1999

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

                               GENERAL INFORMATION

This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of WCM Capital, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders of the Company to be held on Monday, December 13, 1999, or any and all adjournments thereof, with respect to the following matters:

     (1) To reverse split the outstanding shares of the Company's Common Stock on a one-for-three basis so that the 3,955,169 shares of the Company's Common Stock outstanding prior to the reverse split will become approximately 1,318,390 shares of the Company's Common Stock following the reverse split; all fractional shares being rounded up to the next nearest whole share;

     (2) To amend the Company's Certificate of Incorporation to: (a) reduce the number of authorized shares of Common Stock from 100,000,000 to 40,000,000; and
(b) effect the reverse split the outstanding shares of the Company's Common Stock on a one-for-three basis so that the 3,955,169 shares of the Company's Common Stock outstanding prior to the reverse split will become approximately 1,318,390 shares of the Company's Common Stock following the reverse split; all fractional shares being rounded up to the next nearest whole share; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Special Meeting (the "Meeting") will be held on December 13, 1999 at 9:00 a.m. at the Holiday Inn, South San Francisco Airport North, 275 South Airport Blvd., South San Francisco, Ca. 94080. The Notice of Special Meeting, Proxy Statement, Proxy Card, and the Special Report will be mailed on or about November 12, 1999 to stockholders of record of the Company as of November 1, 1999.

     If the enclosed proxy card is properly executed and returned in time to be voted at the meeting, the shares of Common Stock represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted in favor of all of the proposals set forth above.

     If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

VOTE REQUIRED FOR APPROVAL; SHARES ENTITLED TO VOTE; RECORD DATE

     The presence at the Special Meeting, whether in person or by proxy, of the holders of at least a majority of the outstanding shares of Voting Stock entitled to vote thereat constitutes a quorum for the transaction of business. For purposes of the quorum and the discussion below regarding the votes necessary to take stockholder action,

Stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered Stockholders who are present and entitled to vote and they count toward the quorum.

     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, "broker non-votes," means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions.

     Reverse Split and Certificate of Incorporation Amendment to Reduce the Number of Authorized Shares and to Effect the Reverse Split. To be approved, these matters must receive the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Uninstructed shares are entitled to vote on these matter. Therefore, abstentions and broker non-votes have the effect of negative votes.

     On November 1, 1999 (the "Record Date"), there were outstanding 3,955,169 shares of Common Stock. Only holders of record of Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. Each share of Common Stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote by the Stockholders at the forthcoming Special Meeting.

     Commencing 11 days prior to the date of the Special Meeting, a complete record of the stockholders entitled to vote at the Special Meeting, or any adjournment thereof, shall be available for inspection at the Company's executive office during normal business hours by any stockholder for any purpose germane to the Special Meeting. This record will also be available to stockholders for such purposes at the place of and during the Special Meeting

     The Company's executive offices are currently located at 76 Beaver Street, Suite 500, New York, New York 10005.

REVOCABILITY OF PROXIES

     Stockholders who execute proxies for the Special Meeting may revoke their proxies at any time prior to their exercise, by delivering written notice of revocation to the Company at the address on the Notice of Special Meeting, by delivering a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

BOARD OF DIRECTORS PROXY SOLICITATION

     The costs of soliciting the proxies and of the meeting, including the costs of preparing and mailing this Proxy Statement and other material, will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and regular employees of the Company may, without additional compensation, solicit proxies by telephone, personal interview, or facsimile transmission to encourage stockholder participation in the voting process. The Company also will request banks, brokers and others who hold shares in the Company in nominee names to distribute proxy soliciting material to beneficial owners, and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

                   REVERSE SPLIT OF THE OUTSTANDING SHARES OF
                  COMMON STOCK AND AMENDMENT TO THE CERTIFICATE
                    OF INCORPORATION TO REDUCE THE NUMBER OF
                 AUTHORIZED SHARES AND EFFECT THE REVERSE SPLIT

                           Items 1 and 2 on Proxy Card

     The Board of Directors of the Company has recommended to the Company's stockholders that the Company reverse split (the "Reverse Split") the Company's outstanding shares of Common Stock and amend the Company's Certificate of Incorporation (the "Charter Amendment") to increase the market price per share. The Company's Common Stock is listed on the NASDAQ SmallCap Market. A minimum bid price of $1.00 per share is required to assure continued listing of the Company's Common Stock on the NASDAQ SmallCap Market. The Reverse Split and Charter Amendment will effect a reverse split of the outstanding shares of the Company's Common Stock on a one-for-three basis so that the 3,955,169 shares of the Company's Common Stock outstanding prior to the Reverse Split will become approximately 1,318,390 shares of the Company's Common Stock following the Reverse Split. All fractional shares resulting from the split will be rounded up to the next whole share. The Charter Amendment also will reduce the number of authorized shares of Common Stock from 100,000,000 to 40,000,000.

     The Reverse Split and Charter Amendment will become effective upon the filing of the Charter Amendment with the Secretary of State of the State of Delaware. See the form of Certificate of Amendment appended hereto as APPENDIX "A."

 REASONS FOR THE REVERSE SPLIT AND THE CHARTER AMENDMENT; PROPOSED TRANSACTIONS

     NASDAQ notified the Company that it would delist the Company's Common Stock from the NASDAQ SmallCap Market on September 17, 1999. The Company appealed this decision before a NASDAQ Listing Qualifications Panel. The oral hearing was held on October 28, 1999 and the Company is waiting for its decision. However, at the hearing, the hearing Panel suggested that the Company effect a reverse split of its outstanding shares of Common Stock on a one-for-three basis to see if the bid price would rise above the $1.00 minimum bid price required for continued listing on the NASDAQ SmallCap Market. NASDAQ sought the delisting because the bid price for the Common Stock has been below $1.00. As noted in the chart of quarterly bid prices below, during the quarter ended September 30, 1999, the high and low bid prices were approximately $0.906 per share. In May 1998, the Company effectuated a 25-for-1 reverse stock split which, when consummated, caused it stock price to rise above the $1.00 threshold; however the bid price did not remain above $1.00. Management believes, but cannot assure that, by reverse splitting the outstanding shares of Common Stock on a one-for-three basis, the bid price for the Common Stock will exceed $1.00 per share.

     The Company is reducing the number of authorized shares of Common Stock from 100,000,000 to 40,000,000 because the Board of Directors does not believe that the Company needs to many authorized but unissued shares. After the Reverse Split and Charter Amendment, more than 96% of the Company's authorized shares still will be unissued.

     Current   stockholders  of  the  Company  have  no  dissenters'  rights  or preemptive rights in connection with the Reverse Split or the Charter Amendment.


                    CERTAIN EFFECTS OF THE CHARTER AMENDMENT
                              AND THE REVERSE SPLIT

     Stockholders will not realize any dilution in their percentage of ownership of the Company or their voting rights as a result of the Charter Amendment and Reverse Split. The Reverse Split may, however, affect the market value of the Common Stock. No assurance can be given that the market value of the Common Stock will increase in inverse proportion to the ratio of the Reverse Split.

     Prior to the Reverse Split and Charter Amendment, there were 96,044,831 Shares of the Company's Common Stock authorized but unissued. As a result of the Reverse Split and Charter Amendment, there will be 38,681,610 shares of Common Stock authorized but unissued (approximately 96.7% of the total authorized number of shares). The Board of Directors has total discretion in the issuance of any shares of Common Stock which may be issued in the future. The Board of Directors could issue shares of Common Stock to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. All issuances of additional shares will dilute current stockholders' percentage of ownership of the Company and voting rights.

                 MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S
                   COMMON STOCK AND OTHER STOCKHOLDER MATTERS

     The principal U.S. market on which shares of the Company Common Stock (all of which are of one class, $.01 per share) are traded on the small cap market on the National Association of Securities Dealers, Inc. Automated Quotation System (Symbol "WCMC").

     The following table sets forth the range of high and low bid quotes of the Company's Common Stock per quarter since the beginning of fiscal year 1997 (which reflects inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily represent actual transactions). The following stock prices have been adjusted to reflect a twenty-five for one reverse stock split which occurred on May 26, 1998. As of November 1, 1999, the last sale price for the Company's Common Stock was $1.0625 per share.


                                    High              Low
Quarter Ended                    Bid Price          Bid Price
-------------                    ---------          ---------

March 31, 1997                    $5.50              $4.00
June 30, 1997                     $4.75              $4.00
September 30, 1997                $5.50              $4.00
December 31, 1997                 $2.34375           $1.5625

March 31, 1998                    $1.5625            $1.5625
June 30, 1998                     $2.25              $1.5625
September 30, 1998                $1.50              $1.00
December 31, 1998                 $0.875             $0.4375

March 31, 1999                    $1.03125           $1.03125
June 30, 1999                     $1.15625           $1.0625
September 30, 1999                $0.90625           $0.90625

     As of November 1, 1999, the approximate number of recordholders of the Company's Common Stock is 3,028 inclusive of those brokerage firms and/or clearing houses holding the Company's Common Shares in street name for their clientele (with each such brokerage house and/or clearing house being considered as one holder).

     No dividends on Common Shares have ever been paid by the Company due to the lack of excess capital and the Company does not anticipate that dividends will be paid in the foreseeable future.

BENEFICIAL OWNERSHIP OF COMMON STOCK


Directors, Executive Officers and Principal Stockholders

     The following table lists the beneficial ownership of shares of the Company's Common Stock as of November 1, 1999 for (a) each director, (b) each nominee for director (c) each executive officer, (d) each person who is known by the Company to be the beneficial owner of five percent or more of the outstanding shares of Common Stock and (e) all directors and executive officers as a group.


Name and                                          Amount and
Address of                                        Nature of
Beneficial                                        Beneficial        Percentage
Owner                                             Ownership          of Class
-----------                                       ---------          --------


J. Terry Anderson (1)                              19,661(1)            *

Robert L. Waligunda (2)(3)                          7,700(5)            *

George E. Otten(1)(2)                                 -0-             -0-

William C. Martucci (2)                               -0-(5)          -0-

Steven R. Schurman(1)                                 -0-             -0-

Richard Brannon (2)                                   -0-             -0-

Ronald Ginsberg (1)                                   -0-             -0-

Robert W. Singer (1)                              120,000             3.0%

William H. Wishinsky (3)                              -0-             -0-

Casey Myhre (3)                                       -0-             -0-

John R. Bruno (3)                                     -0-             -0-

All Directors and Executive
Officers as a Group (11 persons,
including the above-listed former
officers and directors)                           147,361             3.7%

----------
*    Less than 1%

(1)   Former officer and/or director of the Company.

(2)   Executive officer and/or director of the Company

(3)   Director.

(4)   Includes 1,200 shares pledged as collateral to a non-affiliate individual.

(5) Although Mr. Martucci does not own any shares of the Company's common stock, he is, through his affiliates, the principal creditor of the Company and the principal source of funding for the Company. Accordingly, he has the ability to exert significant influence on the management of the Company. See "Certain Transactions with Executive Officers and Directors" below.

                                 Other Business

     The Board of Directors is not aware of any other matters to be presented at the meeting. If any other matters would properly come before the meeting, the persons named in the enclosed proxy form will vote the proxies in accordance with their best judgment.

     The Company files annual, quarterly, and special reports, proxy statements, and other information with the Commission. You may read and copy any reports, statements, and other information that the Company files at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operations of the Public Reference Room. The Company's Commission filings also are available on the Commission's Internet site, which is http://www.sec.gov.


Date:   November 9, 1999            By Order of the Board of Directors



                                    /s/  Richard Brannon
                                    ----------------------------------
                                    Richard Brannon, Secretary

                                  APPENDIX "A"

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                WCM CAPITAL, INC.

                            Under Section 242 of the
                    Corporation Law of the State of Delaware


     Robert L. Waligunda and Richard Brannon, respectively, the President and the Secretary of WCM CAPITAL, INC. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by written consent filed with the minutes of the Board, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     "1. The Certificate of Incorporation is hereby amended to: (a) reduce the number of authorized shares of Common Stock from 100,000,000 shares to 40,000,000 shares; and (b) effect a reverse split of the Company's outstanding Common Stock in the ratio of one share for every three shares outstanding. The Company currently has authorized 100,000,000 shares of Common Stock with a par value of $.01 per share, of which 3,955,169 shares of Common Stock are issued and outstanding, and 96,044,831 shares are unissued. Under the new structure, the Company will have 40,000,000 shares of Common Stock, par value $.01, authorized, of which approximately 1,318,390 shares will be issued and outstanding and 38,681,610 shares will be unissued. All fractional shares resulting from the reverse split will be rounded up to the next whole share. The par value shall not change. The reverse split shall take effect on the filing of the Charter Amendment with the Secretary of State of the State of Delaware."

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware by the affirmative vote by the holders of the majority of the stock of the Company entitled to vote at a special meeting of stockholders held on December __, 1999.

     IN WITNESS WHEREOF, we, the undersigned, have executed and subscribed this certificate this ___ day of December, 1999.


____________________________________               _____________________________
    Robert L. Waligunda, President                   Richard Brannon, Secretary

                                WCM CAPITAL, INC.
                          76 Beaver Street - Suite 500
                          New York, New York 10005-3402
                            Telephone (212) 344-2828

                   NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
                      To Be Held Monday, December 13, 1999

     The undersigned hereby appoints Robert L. Waligunda as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated on the reverse side, all the shares of common shares, $0.01 par value per share (the "Common Shares"), of WCM Capital, Inc., a Delaware corporation (the "Company"), at a Special Meeting of Shareholders (the "Meeting") to be held at the Holiday Inn South San Francisco Airport North, 275 South Airport Blvd., South San Francisco, California 94080, on Monday, December 13, 1999 at 9 a.m., or any postponement or adjournment thereof, for the following purposes. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ALL PROPOSALS.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                           Please date, sign and mail
                         your Proxy card back as soon as
                                    possible!

                         Special Meting of Stockholders
                                WCM CAPITAL, INC.

                                December 13, 1999






                 Please detach and Mail in the Envelope Provided



|_|  Please mark your
     Votes as in this
     example

(1) To reverse split the outstanding shares of the Company's Common Stock on a one-for-three basis so that the 3,955,169 shares of the Company's Common Stock outstanding prior to the reverse split will become approximately 1,318,390 shares of the Company's Common Stock following the reverse split; all fractional shares being rounded up to the next nearest whole share;

          FOR                       AGAINST                  ABSTAIN
          |_|                         |_|                      |_|

(2) To amend the Company's Certificate of Incorporation to: (a) reduce the number of authorized shares of Common Stock from 100,000,000 to 40,000,000; and (b) effect the reverse split the outstanding shares of the Company's Common Stock on a one-for-three basis so that the 3,955,169 shares of the Company's Common Stock outstanding prior to the reverse split will become approximately 1,318,390 shares of the Company's Common Stock following the reverse split; all fractional shares being rounded up to the next nearest whole share; and


          FOR                       AGAINST                  ABSTAIN
          |_|                         |_|                      |_|

(3) To transact such other business as may properly come before the meeting or any adjournment thereof

Only holders of the Company's common stock, par value $0.01 per share (the "Common Stock") of record on November 1, 1999 are entitled to notice of, and to vote at, the meeting or any adjournment thereof. November 1, 1999, the record date for determination of stockholders entitled (a vote at the meeting or any adjournments thereof, 3,955,169 shares of Common Stock were issued and outstanding.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM. THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.


Signature __________________  Signature____________________ Date________________

NOTE: Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign